Exhibit 4.31

Execution Version

INCREMENTAL JOINDER AGREEMENT

This JOINDER AGREEMENT dated as of December 17, 2025 (this “Joinder Agreement”), to the Credit & Guaranty Agreement dated as of October 28, 2025, as amended and restated on October 31, 2025 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Grupo Salud Auna México, S.A. de C.V. (“Auna Mexico”), Hospital y Clínica OCA, S.A. de C.V. (“OCA”), and Oncosalud S.A.C. (“Oncosalud”), as borrowers (together, Auna Mexico, OCA and Oncosalud, the “Borrowers”), Auna, S.A., as guarantor (“Auna”), the other Guarantors party thereto (together with Auna, the “Guarantors”), the Lenders from time to time party thereto, Banco Citi México, S.A., Institución de Banca Múltiple, Grupo Financiero Citi México, División Fiduciaria (in its capacity as administrative agent, the “Administrative Agent”), Citigroup Global Markets Inc., HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México and Banco BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México, as Structuring Agents, Joint Lead Arrangers and Bookrunners, and International Finance Corporation, as Parallel Lender, is hereby executed and delivered by Banco Interamericano de Finanzas S.A. and Scotiabank Perú S.A.A., (each an “Incremental Lender”), the Borrowers, the Guarantors party hereto, the Administrative Agent and Citibank del Perú S.A., as Peruvian Paying Agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, subject to the terms and conditions of the Credit Agreement, pursuant to Section 2.13 of the Credit Agreement the Borrowers may, from time to time before the first anniversary of the Closing Date, request the establishment of an Incremental Facility for an aggregate principal amount not to exceed the PEN Equivalent of US$60,000,000.00;

WHEREAS, to the extent that any Incremental Lender is not a party to the Credit Agreement, such Incremental Lender shall become a party to the Credit Agreement in accordance with the terms thereof; and

WHEREAS, each Incremental Lender has agreed to provide Incremental Loans pursuant to Section 2.13 of the Credit Agreement (the “Incremental Loans”) on the Incremental Commitment Effective Date;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Incremental Lender, the Borrowers, the Guarantors, the Administrative Agent on behalf of the Initial Lenders and the Peruvian Paying Agent, hereby agree as follows:

1.

Joinder. Each Incremental Lender hereby acknowledges, agrees and confirms that, by its execution and delivery of this Joinder Agreement, such Incremental Lender shall become a “Lender” for all purposes under the Credit Agreement and each other Loan Document and shall be bound by all of the obligations of and shall have all of the rights of a Lender under the Credit Agreement and each other Loan Document.

2.

Incremental Loans. Each Incremental Lender hereby agrees to make Incremental Loans to Oncosalud, in the PEN Equivalent aggregate principal amount set forth opposite such Incremental Lender’s name on Schedule A hereto. The Incremental Loans shall be deposited in immediately available Soles in the account of the Peruvian Paying Agent set forth in Schedule B hereto, on the Incremental Commitment Effective Date, in accordance with the terms and conditions set forth in the Credit Agreement and the Loan Notice.

3.

Terms of Incremental Loans. The Incremental Loans shall (x) be “Incremental Loans” as defined in the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents, having the terms and provisions set forth herein and in the Credit Agreement and (y) constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, be guaranteed by the Guarantors and benefit equally and ratably from the security interests created by the Security Documents.

4.

Interest Rate. Subject to the provisions of the Credit Agreement and this Joinder Agreement, the Incremental Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a fixed rate per annum equal to 7.75% (seven point seven five percent). For the avoidance of doubt, all computations of interest for the Incremental Loans shall be made on the basis of a year of 360 days and actual days elapsed.

5.

Interest Period. Incremental Loans provided hereunder shall have an initial Interest Period commencing on the Incremental Commitment Effective Date of such Incremental Loan and ending on the last day of the then current Interest Period.

6.

Repayment of the Incremental Loans. Subject to the terms of the Credit Agreement the Borrowers hereby unconditionally and jointly and severally promise to repay to the Administrative Agent for the ratable account of the Incremental Lenders, in the account of the Peruvian Paying Agent set forth in Schedule B hereto, the aggregate outstanding principal amount of all Incremental Loans according to the Amortization Schedule set forth in Schedule C to this Joinder Agreement.

7.

Use of Proceeds. Oncosalud will use the proceeds of the Incremental Loans in accordance with Section 6.11 of the Credit Agreement and will deliver evidence of the application of the proceeds therefrom to the Administrative Agent in accordance with Section 2.13(h)(ii) of the Credit Agreement.

8.

Documentation. Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agents, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent, the Intercreditor Agent and the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, the Intercreditor Agent or the Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as Incremental Lender.

9.	Peruvian Paying Agent.

(a) Appointment. Pursuant to Section 9.05 of the Credit Agreement, the Administrative Agent hereby appoints Citibank del Perú S.A. to act as its sub-agent in connection with the payments and distributions relating to the Incremental Facility and Citibank del Peru, S.A. hereby accepts such appointment. For the avoidance of doubt, the Peruvian Paying Agent shall act solely as sub-agent of the Administrative Agent (and, to the extent applicable, the Lenders) and shall have no duties, obligations or liability under the Credit Agreement other than to the Administrative Agent in its capacity as sub-agent.

(b) Duties and Protections. In its capacity as sub-agent of the Administrative Agent, Citibank del Perú S.A. shall have (a) the duties and authority expressly assigned to the “Peruvian Paying Agent” as delegated to it by the Administrative Agent under the Credit Agreement, (b) any additional duties delegated to it by the Administrative Agent from time to time in accordance with Section 9.05 of the Credit Agreement, and (c) the protections applicable to sub-agents pursuant to Section 9.05 of the Credit Agreement. For purposes of performing its delegated duties as Peruvian Paying Agent in respect of the Incremental Loans, the Peruvian Paying Agent shall rely on and act in accordance with the operational instructions set forth in Schedule B to this Joinder Agreement (as such Schedule may be updated from time to time by the Peruvian Paying Agent by written notice to the Administrative Agent and the Borrowers).

(c) Resignation and Removal. The Peruvian Paying Agent may resign at any time by providing not less than thirty (30) days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree). The Administrative Agent may remove the Peruvian Paying Agent at any time in its sole discretion by providing written notice to the Peruvian Paying Agent and the Borrowers. Upon any such resignation or removal, the Administrative Agent may, in its sole discretion, appoint a successor Peruvian Paying Agent or undertake the delegated duties itself. Any resignation or removal shall become effective upon the earlier of (i) the appointment and acceptance of a successor Peruvian Paying Agent or the Administrative Agent’s assumption of the delegated duties, or (ii) thirty (30) days after the date of the applicable notice (or such earlier date as the Administrative Agent may determine) (such date, the “PPA Transition Date”). From and after the PPA Transition Date, all payments and communications relating to the Incremental Loans shall be made directly to the Administrative Agent (or any successor Peruvian Paying Agent) or directly to the Incremental Lenders, in accordance with the Administrative Agent’s instructions.

(d) Automatic Termination. Notwithstanding anything to the contrary in this Section 9, the Peruvian Paying Agent’s appointment shall automatically terminate, without any further action by any party, upon the resignation or removal of the Administrative Agent, effective as of the Resignation Effective Date or Removal Effective Date (as applicable) specified in Section 9.06(c) of the Credit Agreement.

(e) Succession. Upon the acceptance of appointment by a successor Peruvian Paying Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Peruvian Paying Agent, and the retiring or removed Peruvian Paying Agent shall be discharged from all of its duties and obligations under this Joinder Agreement and the Credit Agreement. The provisions of Section 9.05 and Section 11.04 of the Credit Agreement shall continue in effect for the benefit of any retiring or removed Peruvian Paying Agent and its Related Parties in respect of any actions taken or omitted to be taken while acting as Peruvian Paying Agent.

(f) Notices. The Borrowers shall be notified promptly of any resignation, removal, replacement or other change with respect to the Peruvian Paying Agent. Operational notices to the Peruvian Paying Agent shall be sent to the address and contact details set forth in Schedule B hereto.

10.

Incremental Commitment Effective Date. This Joinder Agreement, and each Incremental Lender’s obligation to provide the Incremental Commitments pursuant to this Joinder Agreement, shall become effective as of the date on which the following conditions precedent are satisfied or waived each in form and substance satisfactory to the Administrative Agent and each Incremental Lender (the “Incremental Commitment Effective Date”):

(a)

the Loan Parties shall deliver to the Administrative Agent a certificate, dated the Incremental Commitment Effective Date, duly executed by a Responsible Officer of each Loan Party certifying that (A) no Default or Event of Default shall have occurred and be continuing prior to such date and the disbursement of the Incremental Loans will not result in any Default or Event of Default; and (B) the representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Incremental Commitment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);

(b)	the Administrative Agent shall have received a Loan Notice by 11:00 am at least one (1) Business Day prior to the proposed disbursement date of the Incremental Loans;

(c)	the Administrative Agent shall have received a pro forma Compliance Certificate showing any changes from the most recently delivered Compliance Certificate;

(d)

each Incremental Lender (or its designated representative) shall have received a Peruvian Note, in each case, duly executed and delivered by Oncosalud (suscriptor) and all Peruvian Guarantors (por aval) in favor of such Incremental Lender evidencing the Borrowing made in connection with the respective Incremental Loan;

(e)

each Incremental Lender (or its designated representative) shall have received a Colombian Note, in each case duly executed and delivered by the Colombian Guarantors, to evidence their obligations as Guarantors in favor of such Incremental Lender;

(f)

each Incremental Lender (or its designated representative) shall have received a non-negotiable promissory note (pagaré no negociable) governed by Mexican law, issued by Oncosalud as suscriptor and guaranteed (por aval) by the Mexican Borrowers and each Mexican Guarantor, in substantially the form attached as Exhibit G to the Credit Agreement;

(g)

the Loan Parties shall have executed and delivered such amendments, supplements or other modifications to the Security Documents, as applicable, as the Collateral Agents may reasonably request in order to evidence and perfect the Liens securing the Incremental Loans;

(h)

any fees required to be paid on or before the Commitment Effective Date shall have been paid or arrangements shall have been made to pay such fees concurrently with the making of such Incremental Loans;

(i)	each Incremental Loan shall be made in accordance with Section 2.02 of the Credit Agreement;

(j)

each Incremental Lender shall have received a reliance letter, in form and substance reasonably satisfactory to the Incremental Lenders, from Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, addressed to the Incremental Lenders, permitting reliance on the legal opinion issued by Davis Polk & Wardwell LLP in connection with the Credit Agreement, in the form of Exhibit I hereto;

(k)	each Incremental Lender shall have received the following legal opinions, each dated as of the Commitment Effective Date, in the English language, addressed to each Incremental Lender:

(i)	an opinion of Ritch Mueller y Nicolau, S.C. special Mexican counsel to the Loan Parties, in form of Exhibit II hereto;

(ii)	an opinion of Posse Herra Ruiz, special Colombian counsel to the Loan Parties, in the form of Exhibit III hereto; and

(iii)	an opinion of Rodrigo, Elías & Medrano Abogados, special Peruvian counsel to the Loan Parties, in the form of Exhibit IV hereto.

(l)

the Loan Parties shall have delivered such other instruments, documents and agreements as the Administrative Agent and the Peruvian Paying Agent may reasonably have requested in order to effectuate the Incremental Commitments and Incremental Loans, including the Administrative Forms from the Borrowers, duly completed.

11.	Credit Agreement Governs. Except as set forth in this Joinder Agreement, the Incremental Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

12.	Expenses; Indemnity; Damage Waiver. The provisions in Section 11.04 of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such Section were set forth in full herein.

13.

Notices. All communications and notices hereunder shall be given as provided in Section 11.02 the Credit Agreement. For purposes of Section 11.02 of the Credit Agreement, the notice address of each Incremental Lender shall be as set forth below its signature below. Any operational notice to the Peruvian Paying Agent shall be delivered to the Peruvian Paying Agent address set forth in Schedule B hereto.

14.	Recordation of the Incremental Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Loans, made by each Incremental Lender in the Register.

15.

Amendment, Modification and Waiver. This Joinder Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.

Entire Agreement. This Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.	Headings. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Joinder Agreement.

18.	Loan Document. This Joinder Agreement is a “Loan Document” as such term is defined in the Credit Agreement.

19.

GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.

Severability. Any term or provision of this Joinder Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.	Incorporation by Reference. The provisions of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

22.

Counterparts. This Joinder Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.

BANCO INTERAMERICANO DE FINANZAS S.A., as Incremental Lender

By:	/s/ Kevin Tsugawa Kawano
	Name:	Kevin Tsugawa Kawano
	Title:	Structured Finance Manager

By:	/s/ Carlos Ramírez Jiménez
	Name:	Carlos Ramírez Jiménez
	Title:	Corporate Banking Manager

Notice Address:

Av. Rivera Navarrete N° 600 – San Isidro – Lima - Peru

[Signature Page to Auna – Incremental Joinder Agreement]

SCOTIABANK PERÚ S.A.A., as Incremental Lender

By:	/s/ Sandra Bambarén Seminario
	Name:	Sandra Bambarén Seminario
	Title:	Gerente Principal Banca Corporativa

By:	/s/ Sebastián Peña
	Name:	Sebastián Peña
	Title:	Director Corporate Banking

Notice Address:
Avenida Dionisio Derteano 102 – San Isidro – Lima - Peru

[Signature Page to Auna – Incremental Joinder Agreement]

GRUPO SALUD AUNA MÉXICO, S.A. DE C.V., as Borrower

By:	/s/ Edgardo Cavalié
	Name:	Edgardo Cavalié
	Title:	Authorised Signatory

HOSPITAL Y CLÍNICA OCA, S.A. de C.V., as Borrower

By:	/s/ Edgardo Cavalié
	Name:	Edgardo Cavalié
	Title:	Authorised Signatory

ONCOSALUD, S.A.C., as Borrower

By:	/s/ Edgardo Cavalié
	Name:	Edgardo Cavalié
	Title:	Authorised Signatory

[Signature Page to Auna – Incremental Joinder Agreement]

AUNA, S.A., as Guarantor

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorised Signatory

[Signature Page to Auna – Incremental Joinder Agreement]

AUNA SALUD S.A.C.

CLÍNICA BELLAVISTA S.A.

CLÍNICA MIRAFLORES S.A.

CLÍNICA VALLE SUR S.A.

LABORATORIO CLÍNICO INMUNOLÓGICO CANTELLA S.A.C.

D J R INMUEBLES, S.A. DE C.V.

INMUEBLES JRD 2000, S.A. DE C.V.

GSP INVERSIONES S.A.C.

GSP SERVICIOS COMERCIALES S.A.C.

GSP SERVICIOS GENERALES S.A.C.

GSP TRUJILLO S.A.C.

MEDICSER S.A.C.

ONCOCENTER PERÚ S.A.C.

RYR PATOLOGOS ASOCIADOS S.A.C.

SERVIMÉDICOS S.A.C.

TOVLEJA HG S.A. DE C.V.

as Guarantors

By:	/s/ Edgardo Cavalié
Name: Edgardo Cavalié
Title: Authorised Signatory

[Signature Page to Auna – Incremental Joinder Agreement]

AUNA COLOMBIA S.A.S. as Guarantor

By:	/s/ Cristhian Ricardo Insignares Cera
Name: Cristhian Ricardo Insignares Cera
Title: Legal Representative

INSTITUTO DE CANCEROLOGIA S.A.S. as Guarantor

By:	/s/ Cristhian Ricardo Insignares Cera
Name: Cristhian Ricardo Insignares Cera
Title: Legal Representative

PROMOTORA MÉDICA LAS AMERICAS S.A. as Guarantor

By:	/s/ Cristhian Ricardo Insignares Cera
Name: Cristhian Ricardo Insignares Cera
Title: Legal Representative

LAS AMERICAS FARMA STORE S.A.S as Guarantor

By:	/s/ Juan Gonzalo Álvarez Restrepo
Name: Juan Gonzalo Álvarez Restrepo
Title: Legal Representative

[Signature Page to Auna – Incremental Joinder Agreement]

Consented by:

BANCO CITI MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO CITI MÉXICO, DIVISIÓN FIDUCIARIA, as Administrative Agent

By:	/s/ Elva Nelly Wing Treviño
Name: Elva Nelly Wing Treviño
Title: Trust Delegate

By:	/s/ Guillermo Sáenz Rodríguez
Name: Guillermo Sáenz Rodríguez
Title: Trust Delegate

[Signature Page to Auna – Incremental Joinder Agreement]

CITIBANK DEL PERÚ, S.A. as Peruvian Paying Agent

By:	/s/ Jorge Rodrigo Mesinas Mendiola
Name: Jorge Rodrigo Mesinas Mendiola
Title: Director

By:	/s/ Maria Jose Rios Taboada
Name: Maria Jose Rios Taboada
Title: Vice President

[Signature Page to Auna – Incremental Joinder Agreement]